UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2009

Simon Property Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 W. Washington Street

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02       DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

After a distinguished 33 year career with Simon Property Group, Inc., John Dahl, the Company’s Senior Vice President and Chief Accounting Officer (and Principal Accounting Officer), has announced his plans to retire from the Company.  To ensure an orderly transition, the retirement will be effective February 28, 2010, after completion of the Company’s upcoming annual financial statement audit for the year ended December 31, 2009.  The decision to retire was made solely by Mr. Dahl, age 62, and was not related to any disagreement with the Company.

The Company has appointed Steven K. Broadwater as Senior Vice President and Chief Accounting Officer (and Principal Accounting Officer), to be effective on the date of Mr. Dahl’s retirement.  Mr. Broadwater, age 42, currently serves as the Company’s Vice President and Corporate Controller.  Mr. Broadwater, a certified public accountant, joined Simon in 2004.  Prior to joining Simon, Mr. Broadwater served a variety of public and private companies in his fourteen years with the accounting firm of Ernst & Young.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 9, 2009

SIMON PROPERTY GROUP, INC.

By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Executive Vice President and Chief Financial Officer